Morgan Stanley Limited Term Municipal Trust
                          Item 77(O) 10F-3 Transactions
                        October 1, 2003 - March 31, 2004



 Security   Purcha   Size    Offeri   Total   Amount   % of    % of
Purchased     se/     of       ng    Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng       of   Offering  Purcha  Purcha   Tota
                             Shares             sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts
                       -     Variou $2,240,4  3,000,   0.14%   1.57
                               s       15,      000             %    JP Morgan,
                                       000                              UBS
                                                                     Financial
                                                                      Services
                                                                     Inc., Bear
                                                                     Stearns &
                                                                      Co Inc,
                                                                     Citigroup,
                                                                       Lehman
                                                                     Brothers,
                                                                      Merrill
                                                                      Lynch &
                                                                     Co, Morgan
 Tobacco                                                              Stanley,
Settlement                                                           Ramirez &
Financing                                                             Co Inc,
Corporatio                                                            Raymond
 n (State                                                             James &
  of New    11/20/                                                   Associates
  York)       03                                                        Inc,
  Asset-                                                               Advest
  Backed                                                             Inc/Lebent
 Revenue                                                              hal &Co,
  Bonds,                                                              Banc of
  Series                                                              America
  2003B                                                              Securities
  (State                                                              LLC, BNY
Contingenc                                                            Capital
y Contract                                                            Markets
 Secured)                                                            Inc, CIBC
                                                                       World
                                                                      Markets,
                                                                        GMAC
                                                                     Commercial
                                                                      Holding
                                                                      Capital
                                                                      Markets,
                                                                      Goldman
                                                                      Sachs &
                                                                     Co, Janney
                                                                     Montgomery
                                                                     Scott LLC,
                                                                     MR Beal &
                                                                      Company,
                                                                      Prager &
                                                                     Sealy LLC,
                                                                      RBC Dain
                                                                      Rauscher
                                                                        Inc,
                                                                     Roosevelt
                                                                      & Cross
                                                                      Inc and
                                                                      Wachovia
                                                                        Bank


                                                                        Bear
 State of                                                            Stearns &
  Oregon                                                              Co Inc,
Department                                                           Citigroup,
    of                                                                Jackson
Administra  02/26/     -     Variou $127,800  2,000,  1.758%   0.96  Securities
   tive       04               s      ,000      000             %     , Morgan
 Services                                                             Stanley,
  Oregon                                                              RBC Dain
  State                                                               Rauscher
 Lottery                                                              and UBS
 Revenue                                                             Financial
Refunding                                                             Services
Bonds 2004                                                              Inc
 Series A


Jacksonvil  03/16/     -     $112.6 $127,800  1,000,   0.77%   0.49  JP Morgan,
    le        04               2      ,000      000             %    Citigroup,
 Electric                                                               Bear
Authority                                                            Stearns &
 Water &                                                              Co Inc,
  Sewer,                                                              Banc of
Ref. 2004                                                             America
 B, FGIC                                                             Securities
(Aaa/AAA)                                                               LLC,
                                                                      Goldman
                                                                      Sachs &
                                                                     Co, Lehman
                                                                     Brothers,
                                                                      Merrill
                                                                      Lynch &
                                                                     Co, Morgan
                                                                      Stanley,
                                                                        UBS
                                                                     Financial
                                                                      Services
                                                                        Inc,